Vocera Announces Fourth Quarter 2021 Financial Results

SAN JOSE, Calif. - February 10, 2022 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $65.8 million for the fourth quarter of 2021, an increase of 16% compared to the fourth quarter of 2020.

Fourth quarter of 2021 financial highlights include:

•Total revenue of $65.8 million, up 16% compared to $56.6 million last year
•GAAP net loss of $(0.7) million compared to a GAAP net income of $0.1 million last year
•Adjusted EBITDA of $16.2 million compared to $13.1 million last year
•Full-year revenue was $234.2 million, up 18% year-over-year
•Full-year bookings were $277.3 million, up 19% year-over-year
•Deferred revenue and backlog combined of $246.1 million as of December 31, 2021, an increase of 42% over last year

Fourth Quarter 2021 Results

(in thousands)	Three months ended December 31,
	2021	2020	% change
Product revenue
Device	$20,294	$21,291	(4.7)%
Software	13,988	8,965	56.0%
Total product	$34,282	$30,256	13.3%

Service revenue
Subscription and support	$25,577	$21,082	21.3%
Professional services and training	5,910	5,247	12.6%
Total service	31,487	26,329	19.6%
Total revenue	$65,769	$56,585	16.2%

GAAP gross margin for the fourth quarter of 2021 was 68.0%, compared to 68.1% in the fourth quarter of 2020.

	Three months ended December 31,
	2021	2020
Gross margin
Product	74.3%	74.9%
Service	61.2%	60.4%
Total gross margin	68.0%	68.1%

Non-GAAP gross margin
Product	78.0%	76.2%
Service	64.6%	63.6%
Total non-GAAP gross margin	71.6%	70.4%

GAAP net loss for the fourth quarter of 2021 was $(0.7) million, or $(0.02) per share, compared to GAAP net income of $0.1 million, or $0.00 per share in the fourth quarter of 2020.

	Three months ended December 31,
(in thousands except per share amounts)	2021	2020
Net (loss) income	$(657)	$121
Net (loss) income per share	$(0.02)	$0.00
Non-GAAP net income	$11,501	$9,724
Non-GAAP diluted net income per share	$0.29	$0.28
Adjusted EBITDA	$16,242	$13,077

Deferred revenue at December 31, 2021 was $84.0 million compared to $64.7 million at December 31, 2020. Cash, cash equivalents and short-term investments were $332.4 million at December 31, 2021 compared to $230.2 million at December 31, 2020.

Non-GAAP Income Tax Expense
Starting April 1, 2021, Vocera Communications, Inc. (“Vocera” or the “Company”) changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures and has applied such change to all periods presented. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and twelve months ended December 31, 2021 and 2020. The Company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

The change will not affect the company’s non-GAAP income before income taxes, actual cash tax payments, or cash flows, but will result in higher non-GAAP provision for income taxes. The Company, however, does not expect to pay substantial taxes on a GAAP basis in the U.S. and certain other foreign jurisdictions for the foreseeable future due to its net operating loss carryforward balances.

Transaction with Stryker
Under the terms of the previously announced Agreement and Plan of Merger, dated as of January 6, 2022 (together with any amendments and supplements thereto, the “merger agreement”) among Stryker

Corporation (“Stryker”), Voice Merger Sub Corp. and the Company, Stryker, through a wholly owned subsidiary, commenced a cash tender offer to purchase all outstanding shares of common stock of Vocera for $79.25 per share. The tender offer is scheduled to expire at one minute after 11:59 p.m. Eastern time, on February 22, 2022, unless extended in accordance with the terms of the merger agreement. The tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding shares of Vocera common stock and other customary conditions. The transaction is expected to close in the first quarter of 2022. Upon closing of the transaction, Vocera’s common stock will no longer be listed on any public market. In light of the transactions contemplated by the merger agreement, Vocera will not be hosting an earnings conference call to discuss these results, and the Company will not be providing financial guidance for 2022.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are based on limited information currently available to us and our management’s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, risks associated with uncertainties as to the completion of the tender offer and subsequent merger; uncertainties as to how many of our stockholders will tender their shares in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the tender offer contemplated thereby may not be satisfied or waived; the effects of disruption from the merger on our business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components for our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; potential impacts of the COVID-19 pandemic on our operations, changes in regulations in the U.S. and other countries; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the fourth quarter of 2021, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons therefor. Actual events or results could differ materially from those anticipated in forward-looking statements.

Important Information and Where to Find It
The tender offer for the outstanding shares of common stock of Vocera referenced in this press release commenced on January 25, 2022. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Vocera or any other securities. Stryker has filed with the SEC a Tender Offer Statement on Schedule TO, and Vocera has filed with the SEC a Solicitation/Recommendation Statement on Schedule

14D 9. VOCERA STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AND ANY AMENDMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Vocera stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement and other filed documents for free at the SEC’s web site at www.sec.gov. Copies of the documents filed with the SEC by Stryker are available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at preston.wells@stryker.com. Copies of the documents filed with the SEC by Vocera are available free of charge on Vocera’s web site, investors.vocera.com, or by contacting Vocera’s investor relations department at sdooley@vocera.com. In addition, Vocera stockholders may obtain free copies of the tender offer materials by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll free at (877) 825-8906.

Computational Guidance on Earnings Per Share Estimates
Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).
The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.
Starting January 1, 2021, the number of shares included in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net and non-GAAP provision for (benefit from) income taxes. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net, non-GAAP provision for (benefit from) income taxes, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2021, 2020, and 2016, and recorded intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments and other transitional employee costs treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Income tax effects. Starting April 1, 2021, we changed the calculation of our non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and twelve months ended December 31, 2021 and 2020. We use the annual projected tax rate in computation of the non-GAAP income tax provision, and exclude the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

a) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
b) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
c) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
a) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
b) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
•Our stock options, restricted stock units, performance based restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and
•Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.

About Vocera:
The mission of Vocera Communications, Inc. is to improve the lives of healthcare professionals, patients, and families. Founded in 2000, Vocera provides clinical communication and workflow solutions that help protect and connect team members, increase operational efficiency, enhance quality of care and safety, and humanize the healthcare experience. More than 2,300 facilities worldwide, including nearly 1,900 hospitals and healthcare facilities, have selected Vocera solutions to enable their workforce to communicate and collaborate with co-workers and engage with patients and families. Mobile workers can choose the right device for their role or task, including smartphones or one of the company’s wearable communication devices, and use voice commands to easily reach people by name, role, or group. The hands-free Vocera Smartbadge was named to TIME’s list of the 100 Best Inventions of 2020. Vocera solutions can integrate with more than 150 clinical and operational systems, including electronic health records, nurse call systems, ventilators, physiological monitors, and more. In addition to healthcare, Vocera solutions are found in aged care facilities, veterinary hospitals, schools, luxury hotels, retail stores, power facilities, and more. Visit www.vocera.com to learn more and follow @VoceraComm on Twitter.
Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.
Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Shanna Hearon
Vocera Communications, Inc.
669.999.3368
shearon@vocera.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue
Product	$34,282	$30,256	$118,170	$100,567
Service	31,487	26,329	116,015	97,853
Total revenue	65,769	56,585	234,185	198,420
Cost of revenue
Product	8,817	7,592	31,675	28,805
Service	12,217	10,435	47,657	40,998
Total cost of revenue	21,034	18,027	79,332	69,803
Gross profit	44,735	38,558	154,853	128,617
Operating expenses
Research and development	11,200	10,880	45,850	38,820
Sales and marketing	19,324	17,242	74,551	65,494
General and administrative	14,036	7,604	38,537	28,382
Total operating expenses	44,560	35,726	158,938	132,696
Income (loss) from operations	175	2,832	(4,085)	(4,079)
Interest income	164	491	1,032	3,169
Interest expense	(815)	(2,404)	(3,198)	(9,354)
Other income (expense), net	1	(523)	(1,550)	(640)
(Loss) income before income taxes	(475)	396	(7,801)	(10,904)
(Provision for) benefit from income taxes	(182)	(275)	(694)	1,248
Net (loss) income	$(657)	$121	$(8,495)	$(9,656)

(Loss) income per share
Basic	$(0.02)	$0.00	$(0.25)	$(0.30)
Diluted	$(0.02)	$0.00	$(0.25)	$(0.30)
Weighted average shares used to compute net (loss) income per share
Basic	34,853	32,570	34,295	32,215
Diluted	34,853	34,670	34,295	32,215

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$96,304	$34,976
Short-term investments	236,089	195,227
Accounts receivable, net of allowance	48,213	45,653
Other receivables	7,188	6,170
Inventories	7,165	10,159
Prepaid expenses and other current assets	4,783	6,317
Total current assets	399,742	298,502
Property and equipment, net	7,789	8,103
Intangible assets, net	19,671	12,788
Goodwill	94,883	69,168
Deferred commissions	16,596	12,293
Other long-term assets	17,379	5,967
Total assets	$556,060	$406,821
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,330	$3,127
Accrued payroll and other current liabilities	29,946	23,195
Deferred revenue, current	73,223	54,785
Convertible senior notes, net	40,411	—
Total current liabilities	148,910	81,107
Deferred revenue, long-term	10,732	9,948
Convertible senior notes, net	218,635	124,376
Other long-term liabilities	15,686	10,374
Total liabilities	393,963	225,805
Stockholders' equity	162,097	181,016
Total liabilities and stockholders’ equity	$556,060	$406,821

Vocera Communications, Inc.
Three months ended December 31, 2021

		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2021	expense (a)	amortization (b)	expense (c)	adjustments	2021
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$34,282	$—	$—	$—	$—	$34,282
Service	31,487	—	—	—	—	31,487
Total revenue	65,769	—	—	—	—	65,769
Cost of revenue
Product	8,817	252	1,011	—	1,263	7,554
Service	12,217	1,080	—	—	1,080	11,137
Total cost of revenue	21,034	1,332	1,011	—	2,343	18,691
Gross profit	$44,735	$1,332	$1,011	$—	$2,343	$47,078

		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2021	expense (a)	amortization (b)	expense (c)	adjustments	2021
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$11,200	$1,240	$—	$(505)	$735	$10,465
Sales and marketing	19,324	2,878	591	(310)	3,159	16,165
General and administrative	14,036	3,218	—	5,523	8,741	5,295
Total operating expenses	$44,560	$7,336	$591	$4,708	$12,635	$31,925

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2021, 2020, and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with business acquisitions.

Vocera Communications, Inc.
Three months ended December 31, 2020

		Stock			Acquisition
(In thousands)	GAAP	compensation	Intangible	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$30,256	$—	$—	$—	$—	$—	$30,256
Service	26,329	—	—	—	—	—	26,329
Total revenue	56,585	—	—	—	—	—	56,585
Cost of revenue
Product	7,592	180	226	—	—	406	7,186
Service	10,435	852	—	—	—	852	9,583
Total cost of revenue	18,027	1,032	226	—	—	1,258	16,769
Gross profit	$38,558	$1,032	$226	$—	$—	$1,258	$39,816

		Stock			Acquisition
(In thousands)	GAAP	compensation	Intangible	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	amortization (b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$10,880	$1,145	$—	$—	$445	$1,590	$9,290
Sales and marketing	17,242	2,076	493	—	296	2,865	14,377
General and administrative	7,604	2,586	39	405	71	3,101	4,503
Total operating expenses	$35,726	$5,807	$532	$405	$812	$7,556	$28,170

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2020, 2016, and 2014 in non-cash expense.
(c)This adjustment reflects costs associated with 2020 exit and disposal activities.
(d)This adjustment reflects the costs associated with business acquisitions.

Vocera Communications, Inc.
Year ended December 31, 2021

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2021	expense (a)	(b)	expense (c)	adjustments	2021
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$118,170	$—	$—	$—	$—	$118,170
Service	116,015	—	—	—	—	116,015
Total revenue	234,185	—	—	—	—	234,185
Cost of revenue
Product	31,675	922	3,079	—	4,001	27,674
Service	47,657	4,300	—	166	4,466	43,191
Total cost of revenue	79,332	5,222	3,079	166	8,467	70,865
Gross profit	$154,853	$5,222	$3,079	$166	$8,467	$163,320

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2021	expense (a)	(b)	expense (c)	adjustments	2021
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$45,850	$4,695	$—	$588	$5,283	$40,567
Sales and marketing	74,551	10,510	2,221	496	13,227	61,324
General and administrative	38,537	10,829	78	7,353	18,260	20,277
Total operating expenses	$158,938	$26,034	$2,299	$8,437	$36,770	$122,168

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2021, 2020, and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with business acquisitions.

Vocera Communications, Inc.
Year ended December 31, 2020

		Stock	Intangible		Acquisition
(In thousands)	GAAP	compensation	amortization	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$100,567	$—	$—	$—	$—	$—	$100,567
Service	97,853	—	—	—	—	—	97,853
Total revenue	198,420	—	—	—	—	—	198,420
Cost of revenue
Product	28,805	690	351	—	—	1,041	27,764
Service	40,998	3,471	—	—	—	3,471	37,527
Total cost of revenue	69,803	4,161	351	—	—	4,512	65,291
Gross profit	$128,617	$4,161	$351	—	$—	$4,512	$133,129

		Stock	Intangible		Acquisition
(In thousands)	GAAP	compensation	amortization	Restructuring	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	expense (d)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$38,820	$4,180	$—	$—	$667	$4,847	$33,973
Sales and marketing	65,494	7,934	1,405	—	444	9,783	55,711
General and administrative	28,382	9,450	157	405	556	10,568	17,814
Total operating expenses	$132,696	$21,564	$1,562	$405	$1,667	$25,198	$107,498

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2020, 2016, and 2014 in non-cash expense.
(c)This adjustment reflects costs associated with 2020 exit and disposal activities.
(d)This adjustment reflects the costs associated with business acquisitions.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
GAAP net (loss) income	$(657)	$121	$(8,495)	$(9,656)
Add back:
Stock compensation expense	8,668	6,839	31,256	25,725
Restructuring expense	—	405	—	405
Acquisition related expenses	4,708	812	8,603	1,667
Other (income) expense, net (a)	(127)	789	845	797
Release of deferred tax valuation allowance	—	—	—	(2,056)
Interest income	(161)	(485)	(1,016)	(3,140)
Interest expense	815	2,404	3,198	9,354
Depreciation and amortization expense	2,814	1,917	10,246	6,387
Provision for income taxes (b)	182	275	694	808
Non-GAAP adjusted EBITDA	$16,242	$13,077	$45,331	$30,291

GAAP net (loss) income	$(657)	$121	$(8,495)	$(9,656)
Add back:
Stock compensation expense	8,668	6,839	31,256	25,725
Intangible amortization	1,602	758	5,378	1,913
Restructuring expense	—	405	—	405
Acquisition related expenses	4,708	812	8,603	1,667
Other (income) expense, net (a)	(127)	789	845	797
Provision for income taxes (b)	(2,693)	(1,725)	(6,962)	(5,169)
Non-GAAP net income	$11,501	$9,724	$30,625	$18,795
Add interest expense of convertible senior notes, net of tax	652	—	2,558	—
Numerator for non-GAAP diluted EPS calculation	$12,153	$9,724	$33,183	$18,795
Non-GAAP net income per share
Basic	$0.33	$0.30	$0.89	$0.58
Diluted	$0.29	$0.28	$0.82	$0.57
Weighted average shares used to compute non-GAAP net income per share
Basic	34,853	32,570	34,295	32,215
Diluted	41,244	34,670	40,654	33,184

(a)This adjustment reflects the accounting impact of the quarterly valuation reassessment and discretionary payment of contingent consideration resulting from the 2020 acquisition of $(0.1) million and $(1.2) million for the three and twelve months ended December 31, 2021, respectively and the induced conversion expense from repurchasing our 2023 Notes of $2.1 million for the twelve months ended December 31, 2021.
(b)Starting April 1, 2021, the Company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and twelve months ended December 31, 2021 and 2020. The Company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses.